Exhibit 10.2

CREDIT SUISSE SECURITIES (USA) LLC	WACHOVIA CAPITAL MARKETS, LLC
CREDIT SUISSE	WACHOVIA BANK, NATIONAL
Eleven Madison Avenue	ASSOCIATION
New York, NY 10010	One Wachovia Center
301 South College Street
Charlotte, NC 28288-0737
CONFIDENTIAL
August 10, 2008
JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, Arizona 85260
Attention: Kristen Magnuson
PROJECT IGLOO
$450,000,000 Senior Secured Credit Facilities
Commitment Letter
Ladies and Gentlemen:
     You have advised Credit Suisse (“CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Wachovia Bank, National Association (“Wachovia Bank”) and Wachovia Capital Markets, LLC (“Wachovia Securities” and, together with Wachovia Bank, the “Wachovia Parties”, and together with Credit Suisse, “we” or “us”) that you intend to acquire (the “Acquisition”) all the equity interests in a Delaware corporation with the code name “Igloo” (the “Company”) from the current equityholders thereof, and to consummate the other Transactions (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)).
     You have further advised us that, in connection therewith, the Borrower will obtain the senior secured credit facilities (the “Facilities”) described in the Term Sheet, in an aggregate principal amount of up to $450,000,000 (such amount being the “Commitment Amount”).
1. Commitments.
     In connection with the foregoing, (a) CS, on behalf of Credit Suisse, is pleased to advise you of Credit Suisse’s commitment to provide 60% of the principal amount of the Facilities, and (b) Wachovia Bank is pleased to advise you of Wachovia Bank’s commitment to provide 40% of the principal amount of the Facilities, in each case, upon the terms and subject to the conditions set forth or referred to in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”).

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2. Titles and Roles.
     You hereby appoint (a) each of CS Securities and Wachovia Securities to act, and each of CS Securities and Wachovia Securities hereby agrees to act, as a joint bookrunner and a joint lead arranger for the Facilities, (b) CS to act, and CS hereby agrees to act, as sole administrative agent and sole collateral agent for the Facilities, and (c) Wachovia Securities to act, and Wachovia Securities hereby agrees to act, as syndication agent for the Facilities, in each case on the terms and subject to the conditions set forth or referred to in this Commitment Letter. Each of CS Securities, CS and Wachovia Securities, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by them in such roles. You agree that Credit Suisse will have “left” placement in any and all marketing materials or other documentation used in connection with the Facilities, and you agree that the Wachovia Parties will have “right” placement (to the right of Credit Suisse but to the left of any other party) in any and all marketing materials or other documentation used in connection with the Facilities. You agree that no other titles will be awarded in connection with the Facilities and no compensation will be paid to Lenders in respect of their commitments (other than as expressly contemplated by this Commitment Letter and the Fee Letters referred to below) unless you and we shall so agree.
3. Syndication.
     We reserve the right, prior to and/or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of Credit Suisse’s and Wachovia Bank’s commitments with respect to the Facilities to a group of banks, financial institutions and other institutional lenders (together with Credit Suisse and Wachovia Bank, the “Lenders”) identified by us in consultation with you, and you agree to provide CS Securities and Wachovia Securities with a period of at least 30 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities (provided that such period shall not include any day from and including August 15, 2008 through and including September 2, 2008). We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you and the Borrower (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you and the Borrower (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndications, (d) your providing or causing to be provided a detailed business plan or projections of the Borrower and its subsidiaries for the years 2009 through 2014 and for the first six quarters beginning with the quarter ending September 30, 2008, in each case in form and substance satisfactory to CS Securities and Wachovia Securities, (e) prior to the launch of the syndications, the obtaining of a corporate rating for the Borrower from Standard & Poor’s Ratings Service (“S&P”) and a corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”) (such corporate and corporate family ratings being referred to herein as “Corporate Ratings”), together with ratings for each of the Facilities from each of S&P and Moody’s, and (f) the hosting, with CS Securities and Wachovia Securities, of one or more meetings of prospective Lenders. You agree, at the request of CS Securities and Wachovia Securities, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to the Borrower, the Company or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws (all such information and documentation being “Public Lender Information”). Any

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information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”. You further agree that each document to be disseminated by CS Securities or Wachovia Securities to any Lender in connection with the Facilities will, at the request of CS Securities or Wachovia Securities, be identified by you as either (A) containing Private Lender Information or (B) containing solely Public Lender Information. You acknowledge that the following documents will contain solely Public Lender Information (unless you notify us that any such document contains Private Lender Information (1) in the case of documents delivered or approved by you or on your behalf, at or prior to the time of such delivery or approval, or (2) in the case of other documents, promptly after you have had an opportunity to review the same): (x) drafts and final definitive documentation with respect to the Facilities; (y) administrative materials prepared by Credit Suisse or the Wachovia Parties for prospective Lenders (such as lender meeting invitations, commitment allocations, and funding and closing memoranda); and (z) notifications of changes in the terms of the Facilities.
     CS Securities and Wachovia Securities will manage all aspects of any syndication in consultation with Wachovia Securities and you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders. To assist CS Securities and Wachovia Securities in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts to cause the Company to provide) to CS Securities and Wachovia Securities all information with respect to the Borrower, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all projections (collectively, “Projections”) and other financial information, as CS Securities or Wachovia Securities may reasonably request.
4. Information.
     You hereby represent and covenant (and it shall be a condition to Credit Suisse’s and Wachovia Bank’s commitments hereunder and our respective agreements to perform the services described herein) that (a) all information other than Projections (the “Information”) that has been or will be made available to Credit Suisse or the Wachovia Parties by or on behalf of you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Credit Suisse and/or the Wachovia Parties by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon accounting principles consistent with the audited historical financial statements of the Company and upon assumptions that are reasonable at the time made and at the time the related Projections are made available to Credit Suisse or the Wachovia Parties. You agree that if at any time prior to the Closing Date any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Facilities, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
5. Fees.
     As consideration for Credit Suisse’s and Wachovia Bank’s commitments hereunder and CS’s, CS Securities’, Wachovia Bank’s and Wachovia Securities’ agreements to perform the services described herein, you agree to pay (or to cause the Borrower to pay) to CS, CS Securities, Wachovia Bank and Wachovia Securities the fees set forth in this Commitment Letter and in (a) the fee letter dated the date

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hereof with respect to the Facilities among CS, CS Securities, Wachovia Bank and Wachovia Securities, and (b) the administrative agent’s fee letter dated the date hereof between Credit Suisse and you (collectively, the “Fee Letter”).
6. Conditions Precedent.
     Credit Suisse’s and Wachovia Bank’s commitments hereunder, and our respective agreements to perform the services described herein, are subject to (a) our not having discovered or otherwise having become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with our understanding, based on the information provided to us prior to the date hereof, of (i) the business, assets, liabilities, operations, condition (financial or otherwise), operating results or Projections of the Company and its subsidiaries or the Borrower and its subsidiaries, or (ii) the Transactions, (b) there not having occurred any event, change or condition since December 31, 2007 (the date of the most recent audited financial statements of the Borrower or the Company delivered to Credit Suisse and the Wachovia Parties as of the date hereof) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect (as defined in the Acquisition Agreement), determined without regard to any exclusion from the term “Company Material Adverse Effect” under clause (3) of such definition as a result of any consent or instructions of or from the Borrower or any affiliate of the Borrower, (c) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no other issues of debt securities or commercial bank or other credit facilities of the Borrower, the Company or their respective subsidiaries being announced, offered, placed or arranged, (d) the negotiation, execution and delivery of definitive documentation with respect to the Facilities on the terms and conditions set forth in this Commitment Letter and otherwise satisfactory to CS, CS Securities, Wachovia Bank, Wachovia Securities and their counsel, (e) your compliance with the terms of this Commitment Letter and the Fee Letter, and (f) the other conditions set forth or referred to in the Term Sheet and the other exhibits hereto.
7. Indemnification; Expenses.
     You agree (a) to indemnify and hold harmless Credit Suisse, the Wachovia Parties and their respective officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Person, and (b) to reimburse Credit Suisse and the Wachovia Parties from time to time, upon presentation of a summary statement, for all reasonable out-of-pocket expenses (including but not limited to expenses of Credit Suisse’s and the Wachovia Parties’ due diligence investigation, consultants’ fees, syndication expenses, travel expenses and fees, disbursements and other charges of counsel), in each case incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Facilities.

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8. Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.
     You acknowledge that each of Credit Suisse and the Wachovia Parties may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
     You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Credit Suisse or the Wachovia Parties is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Credit Suisse or any of the Wachovia Parties has advised or is advising you on other matters, (b) each of Credit Suisse and the Wachovia Parties, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Credit Suisse or the Wachovia Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each of Credit Suisse and the Wachovia Parties is engaged in a broad range of transactions that may involve interests that differ from your interests and that neither Credit Suisse nor the Wachovia Parties has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Credit Suisse and/or the Wachovia Parties for breach of fiduciary duty or alleged breach of fiduciary duty and agree that neither Credit Suisse nor the Wachovia Parties shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors. Additionally, you acknowledge and agree that neither Credit Suisse nor the Wachovia Parties is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and neither Credit Suisse nor the Wachovia Parties shall have any responsibility or liability to you with respect thereto. Any review by Credit Suisse or the Wachovia Parties of the Borrower, the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Credit Suisse or the Wachovia Parties, as applicable, and shall not be on behalf of you or any of your affiliates.
     You further acknowledge that each of Credit Suisse and the Wachovia Parties is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each of Credit Suisse and the Wachovia Parties may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own account and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Company and other companies with which you or the Company may have commercial or other relationships. With respect to any securities and/or financial instruments so held by Credit Suisse, the Wachovia Parties or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

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9. Assignments; Amendments; Governing Law; Etc.
     This Commitment Letter shall not be assignable by you without the prior written consent of CS, CS Securities, Wachovia Bank and Wachovia Securities (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). Each of Credit Suisse and Wachovia Bank may assign its commitment hereunder to one or more prospective Lenders, whereupon Credit Suisse or Wachovia Bank, as applicable, shall be released from the portion of its commitment hereunder so assigned. Any and all obligations of, and services to be provided by, Credit Suisse, CS, CS Securities, Wachovia Bank or Wachovia Securities hereunder (including, without limitation, Credit Suisse’s and Wachovia Bank’s commitments) may be performed and any and all rights of CS, CS Securities, Wachovia Bank or Wachovia Securities hereunder may be exercised by or through any of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CS, CS Securities, Wachovia Bank, Wachovia Securities and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, e-mail, or similar electronic transmission systems, and that neither Credit Suisse nor the Wachovia Parties shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. Each of Credit Suisse and the Wachovia Parties may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and their respective affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of Credit Suisse or the Wachovia Parties, as the case may be. This Commitment Letter and the Fee Letter supersede all prior understandings, whether written or oral, between us with respect to the Facilities. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10. Jurisdiction.
     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the New York State courts and the Federal courts of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State courts or, to the extent permitted by law, in such Federal courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above

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shall be effective service of process against you for any suit, action or proceeding brought in any such court.
11. Waiver of Jury Trial.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
12. Confidentiality.
     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, nor the activities of Credit Suisse and/or the Wachovia Parties pursuant hereto, shall be disclosed, directly or indirectly, to any other person except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure); provided that you may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof) to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis.
     Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.
13. Surviving Provisions.
     The compensation, reimbursement, indemnification, confidentiality, syndication, jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or Credit Suisse’s and Wachovia Bank’s commitments and CS’s, CS Securities’, Wachovia Bank’s and Wachovia Securities’ agreements to perform the services described herein.
14. PATRIOT Act Notification.
     Each of Credit Suisse and the Wachovia Parties hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Credit Suisse, the Wachovia Parties and each Lender are required to obtain, verify

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and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow Credit Suisse, the Wachovia Parties or such Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to Credit Suisse, the Wachovia Parties and each Lender. You hereby acknowledge and agree that Credit Suisse and the Wachovia Parties shall be permitted to share any or all such information with the Lenders.
15. Acceptance and Termination.
     If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to CS Securities executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on August 11, 2008. Each of Credit Suisse’s and Wachovia Bank’s offer hereunder, and CS’s, CS Securities’, Wachovia Bank’s and Wachovia Securities’ agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that Credit Suisse and the Wachovia Parties have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment on Credit Suisse and the Wachovia Parties only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 15. In the event that the Closing Date does not occur on or before the earliest of (a) the date of consummation of the Acquisition, (b) the date of termination of the Acquisition Agreement and (c) 5:00 p.m., New York City time, on November 26, 2008, then this Commitment Letter and each of Credit Suisse’s and Wachovia Bank’s commitments hereunder, and CS’s, CS Securities’, Wachovia Bank’s and Wachovia Securities’ agreements to perform the services described herein, shall automatically terminate without further action or notice and without further obligation to you unless Credit Suisse and the Wachovia Parties shall, in their discretion, agree to an extension.
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     We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.
Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC
By
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By
Name:
Title:

By
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION
By
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC
By
Name:
Title:

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Accepted and agreed to as of
the date first above written:
JDA SOFTWARE GROUP, INC.

By	Name:
Title:

NYDOCS03/866084	Project Igloo Commitment Letter

CONFIDENTIAL
August 10, 2008	EXHIBIT A
PROJECT IGLOO
$450,000,000 Senior Secured Credit Facilities
Summary of Principal Terms and Conditions

Borrower:	JDA SOFTWARE GROUP, INC., a Delaware corporation (the “Borrower”), which will form a new entity (“Merger Sub”) to consummate the merger described below. As a result of such merger, Merger Sub will be merged with and into a Delaware corporation with the code name “Igloo” (the “Company”), and the surviving company of such merger will be a wholly-owned subsidiary of the Borrower.

Transactions:	The Borrower intends to acquire (the “Acquisition”) all the equity interests in the Company pursuant to an agreement and plan of merger (the “Acquisition Agreement”) to be entered into among Merger Sub, the Borrower and the Company. In connection with the Acquisition, (a) Merger Sub will be merged with and into the Company, with the surviving company of such merger being a wholly-owned subsidiary of the Borrower, with the current shareholders of the Company receiving an aggregate amount of $348,000,000 in cash (the “Acquisition Consideration”), (b) the Borrower will obtain the senior secured credit facilities described below and refinance certain existing indebtedness of the Borrower and its subsidiaries, including the redemption or repurchase and retirement of up to 100% of the Company’s 5% Senior Convertible Notes due 2015 (the “Existing Notes”) issued under the Indenture dated as of November 23, 2005 (the “Existing Indenture”), with JPMorgan Chase Bank, National Association, as Trustee, (c) on or before the Closing Date, (i) the Company will enter into one or more consent and conversion agreements (each, a “Consent and Conversion Agreement”) with holders of not less than 66% in aggregate principal amount of the Existing Notes, pursuant to which, among other things, such holders shall (A) consent to an amendment to the Existing Indenture pursuant to a supplemental indenture (the “Supplemental Indenture”) for the purpose of removing covenants under the Existing Indenture and (B) agree to tender all of the Existing Notes held by them within 30 trading days following the Closing Date, and (ii) the Company shall cause the Supplemental Indenture to become effective, and (d)

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the Borrower will pay fees and expenses incurred in connection with the foregoing in an aggregate amount of approximately $45,000,000 (the “Transaction Costs”) will be paid. The transactions described in this paragraph are collectively referred to herein as the “Transactions”.

Agent:		Credit Suisse, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent and collateral agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS and Wachovia Bank, National Association, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:		Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC will act as joint bookrunners and joint lead arrangers for the Facilities described below (collectively, in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Syndication Agent:		Wachovia Capital Markets, LLC will act as syndication agent for the Lenders (in such capacity, the “Syndication Agent”).

Documentation Agent:		At the option of the Arrangers, one or more financial institutions identified by the Arrangers and acceptable to the Borrower (in such capacity, the “Documentation Agent”).

Facilities:	(A)	A senior secured term loan facility in an aggregate principal amount of up to $425,000,000 (the “Term Facility”).

	(B)	A senior secured revolving credit facility in an aggregate principal amount of up to $25,000,000 (the “Revolving Facility” and, together with the Term Facility, the “Facilities”), of which an aggregate amount to be agreed upon will be available through a subfacility for issuance of letters of credit.

In connection with the Revolving Facility, CS (in such capacity, the “Swingline Lender”) will make available to the Borrower a swingline facility under which the Borrower may obtain short-term borrowings of up to an aggregate amount to be agreed upon. Except for purposes of calculating the Commitment Fee described in Annex I hereto, any such swingline borrowings will

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reduce availability under the Revolving Facility on a dollar-for-dollar basis. Each Lender under the Revolving Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Purpose:	(A)	The proceeds of the Term Facility will be used by the Borrower, on the date of the initial borrowing under the Facilities (the “Closing Date”), solely (a) to redeem or repurchase and retire any Existing Notes required to be redeemed or repurchased on the Closing Date, (b) to fund a cash collateral account with a bank and on terms satisfactory to the Agent (the “Cash Collateral Account”) in an aggregate amount not less than the aggregate amount of the Existing Notes that are not redeemed or repurchased on the Closing Date, (c) to pay the Acquisition Consideration, (d) to refinance certain other existing indebtedness of the Borrower and its subsidiaries outstanding as of the Closing Date and (e) to pay the Transaction Costs. For a period of 60 days after the Closing Date (such period being the “Redemption Period”), the funds held in the Cash Collateral Account may be used by the Borrower to redeem or repurchase and retire any Existing Notes that were not redeemed or repurchased on the Closing Date. To the extent not so used during the Redemption Period, the remaining amount held in the Cash Collateral Account shall be applied to prepay a portion of the loans outstanding under the Term Facility at the end of such period.

	(B)	The proceeds of loans under the Revolving Facility will be used by the Borrower solely for general corporate purposes.

	(C)	Letters of credit will be used solely to support payment obligations incurred in the ordinary course of business by the Borrower and its subsidiaries.

Availability:	(A)	The full amount of the Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed.

	(B)	No loans under the Revolving Facility may be made on the Closing Date except for loans drawn to pay the upfront fee described in Annex I hereto. Thereafter, loans under the Revolving Facility will be available at any time prior to the final maturity of the Revolving Facility, in minimum principal amounts and upon notice to be agreed upon. Amounts repaid under

NYDOCS03/866084	Project Igloo Commitment Letter

the Revolving Facility may be reborrowed.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:		The applicable interest rate plus 2.0% per annum.

Letters of Credit:		Letters of credit under the Revolving Facility will be issued by CS or another Lender acceptable to the Borrower and the Agent (the “Issuing Bank”). Each letter of credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the Revolving Facility; provided, however, that any letter of credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above).

Drawings under any letter of credit shall be reimbursed by the Borrower on the same business day. To the extent that the Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Final Maturity and Amortization:	(A)	Term Facility

The Term Facility will mature on the date that is 5 years after the Closing Date, and will amortize in equal quarterly installments during each year as follows:

Period after	% of Original Principal Amount
Closing Date	of Term Facility to be Amortized
1st Year	7.5
2nd Year	7.5
3rd Year	10.0
4th Year	15.0
5th Year	60.0

(B)	Revolving Facility

The Revolving Facility will mature and the

NYDOCS03/866084	Project Igloo Commitment Letter

commitments thereunder will terminate on the date that is 5 years after the Closing Date.

Guarantees:	All obligations of the Borrower under the Facilities and under any interest rate protection or other hedging arrangements entered into with the Agent, any Arranger, an entity that is a Lender at the time of such transaction or any affiliate of any of the foregoing (“Hedging Arrangements”) will be unconditionally guaranteed (the “Guarantees”) by each existing and subsequently acquired or organized domestic subsidiary of the Borrower (the “Subsidiary Guarantors”).

Security:	The Facilities, the Guarantees and any Hedging Arrangements will be secured by substantially all the assets of the Borrower and each Subsidiary Guarantor, whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests held by the Borrower or any Subsidiary Guarantor, except that with respect to any first-tier non-domestic subsidiary such pledge shall be limited to 100% of the non-voting equity interests (if any) and 66% of the voting equity interests of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower), and (b) perfected first-priority security interests in, and mortgages on, substantially all other tangible and intangible assets of the Borrower and each Subsidiary Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property, cash, deposit and securities accounts (including the Cash Collateral Account), commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing), except in each case for both clauses (a) and (b) those properties and assets (including equity of first-tier non-domestic subsidiaries) as to which the Agent shall determine in its sole discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby (it being understood that none of the foregoing shall be subject to any other liens or security interests, except for certain customary exceptions to be agreed upon).

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, satisfactory to the Lenders (including, in

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the case of real property, the delivery of satisfactory title insurance and surveys), and none of the Collateral shall be subject to any other liens other than customary and limited exceptions to be agreed upon.

Mandatory Prepayments:	Loans under the Term Facility shall be prepaid with (a) 75% of Excess Cash Flow (to be defined), (b) 100% of the net cash proceeds of all asset sales or other dispositions of property by the Borrower and its subsidiaries (including proceeds from the sale of equity interests in any subsidiary of the Borrower and insurance and condemnation proceeds) (subject to exceptions and reinvestment provisions to be agreed upon), (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Borrower and its subsidiaries (subject to exceptions to be agreed), (d) 50% of the net cash proceeds of issuances of equity securities of the Borrower and its subsidiaries, (e) 100% of Extraordinary Receipts (to be defined), and (f) 100% of any amounts remaining in the Cash Collateral Account at the end of the Redemption Period.

The above-described mandatory prepayments shall be applied pro rata to the remaining amortization payments under the Term Facility.

Voluntary Prepayments and Reductions in Commitments:	Voluntary reductions of the unutilized portion of the commitments under the Facilities and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty (except that in the event of any prepayment of the Term Facility prior to the first anniversary of the Closing Date, a premium of 1% of the principal amount prepaid shall apply to such prepayment), subject to payment of customary breakage costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. All voluntary prepayments of the Term Facility will be applied pro rata to the remaining amortization payments under the Term Facility.

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Representations and Warranties:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change; absence of undisclosed liabilities, litigation and investigations; no violation of agreements or instruments; compliance with laws (including ERISA, PATRIOT Act, margin regulations, laws applicable to sanctioned persons and environmental laws); payment of taxes; ownership of properties; inapplicability of the Investment Company Act; solvency; governmental approvals; labor matters; environmental and other regulatory matters; validity, priority and perfection of security interests in the Collateral; and treatment as senior debt under all subordinated debt and as sole designated senior debt thereunder.

Conditions Precedent to Initial Borrowing:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent, including, without limitation, delivery of satisfactory legal opinions, corporate documents and officers’ and public officials’ certifications; first-priority perfected security interests in the Collateral (free and clear of all liens, subject to customary and limited exceptions to be agreed upon); receipt of satisfactory lien and judgment searches; execution of the Guarantees, which shall be in full force and effect; absence of defaults, prepayment events or creation of liens under debt instruments or other agreements; evidence of authority; payment of fees and expenses; evidence of satisfactory insurance; and the applicable conditions precedent set forth in Exhibit B to the Commitment Letter.

Conditions Precedent to all Borrowings:	Delivery of notice, accuracy of representations and warranties, absence of defaults and delivery of information reasonably requested by the Agent.

Affirmative Covenants:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries), including, without limitation, maintenance of corporate existence and rights; performance of obligations; delivery of financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order;

NYDOCS03/866084	Project Igloo Commitment Letter

maintenance of satisfactory insurance; use of commercially reasonable efforts to maintain a corporate rating and a corporate family rating, respectively (each, a “Corporate Rating”), and a rating of each of the Facilities by each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); compliance with laws; inspection of books and properties; hedging arrangements satisfactory to the Agent; further assurances; and payment of taxes.

Negative Covenants:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries), including, without limitation, limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt (other than loans under the Facilities and repurchases of the Company’s existing preferred stock and existing senior notes in connection with the transactions contemplated hereby); limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Borrower and its subsidiaries; limitations on restrictions on ability of subsidiaries to pay dividends or make distributions; and limitations on amendments of debt and other material agreements.

Financial Covenants:	Usual for facilities and transactions of this type (with financial definitions, levels and test periods to be agreed upon), including, without limitation: (a) maximum ratios of Total Debt to EBITDA; (b) minimum interest coverage ratios; and (c) maximum capital expenditures.

Events of Default:	Usual for facilities and transactions of this type and others to be reasonably specified by the Agent (to be applicable to the Borrower and its subsidiaries and subject, where appropriate, to thresholds and grace periods to be agreed upon), including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of Guarantees or security documents; and Change of Control (to be defined).

NYDOCS03/866084	Project Igloo Commitment Letter

Voting:	Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Facilities (with certain amendments and waivers also requiring class votes), except that (x) the approval of Lenders holding at least 66 2/3% of the aggregate amount of the loans and commitments under the Facilities will be required for amendments and waivers of the Change of Control provisions and (y) the consent of each Lender shall be required with respect to, among other things, any amendment that (a) increases the commitment of such Lender, (b) reduces principal, interest or fees payable to such Lender, (c) extends the final maturity or scheduled amortization of the loans or commitments of such Lender or (d) releases all or substantially all of the value of the Guarantees or all or substantially all of the Collateral.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:	The Lenders will be permitted to assign (a) loans under the Term Facility without the consent of (but with notice to) the Borrower and (b) loans and commitments under the Revolving Facility with the consent of the Borrower, the Swingline Lender and the Issuing Bank, in each case not to be unreasonably withheld or delayed; provided that such consent of the Borrower shall not be required (i) if such assignment is made to another Lender under the Revolving Facility or an affiliate or approved fund of any such Lender, (ii) during the primary syndication of the loans and commitments under the Facilities to persons identified by the Agent to the Borrower on or prior to the Closing Date, or (iii) after the occurrence and during the continuance of an event of default. All assignments will also require the consent of the Agent, not to be unreasonably withheld or delayed. Each assignment will be in an amount of an integral multiple of $1,000,000. Assignments will be by novation and will not be required to be pro rata between the Facilities.

The Lenders will be permitted to sell participations in loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity or scheduled amortization of the loans or commitments in which such participant participates,

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and (d) releases of all or substantially all of the value of the Guarantees or all or substantially all of the Collateral.

Expenses and Indemnification:	The Borrower will indemnify the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, the Issuing Bank, the Swingline Lender, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates) that relates to the Transactions, including the financing contemplated hereby, the Acquisition or any transactions in connection therewith, provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from its gross negligence or willful misconduct. In addition, all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel) of the Arrangers, the Agent, the Syndication Agent, the Documentation Agent, the Issuing Bank, the Swingline Lender and the Lenders for enforcement costs and documentary taxes associated with the Facilities will be paid by the Borrower.

Governing Law and Forum:	New York.

Counsel to Agent and Arrangers:	Shearman & Sterling LLP.

NYDOCS03/866084	Project Igloo Commitment Letter

ANNEX I
TO EXHIBIT A

Interest Rates:	The interest rates under the Facilities will be as follows:

Revolving Facility

At the option of the Borrower, (a) the sum of (i) the greater of 3.25% and Adjusted LIBOR and (ii) 4.75% or (b) the sum of (i) the greater of 4.25% and ABR plus 3.75%.

Term Facility

At the option of the Borrower, (a) the sum of (i) the greater of 3.25% and Adjusted LIBOR and (ii) 4.75% or (b) the sum of (i) the greater of 4.25% and ABR plus 3.75%.

All Facilities

The Borrower may elect interest periods of 1, 2, 3, 6 or, with the consent of all applicable Lenders, 9 or 12 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the higher of CS’s Prime Rate and the Federal Funds Effective Rate plus 1/2 of 1.0%.

Adjusted LIBOR will at all times include statutory reserves.

The spreads specified above over ABR or Adjusted LIBOR are referred to as “Interest Rate Margins”.

Letter of Credit Fee:	A per annum fee equal to the spread over Adjusted LIBOR under the Revolving Facility will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the Lenders participating in the Revolving Facility pro rata in accordance with the amount of each such Lender’s Revolving Facility commitment. In addition, the Borrower shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon of the aggregate

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face amount of outstanding letters of credit, payable in arrears at the end of each quarter and upon the termination of the Revolving Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees.

Commitment Fees:	0.75% per annum on the undrawn portion of the commitments in respect of the Facilities, payable quarterly in arrears after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year. For the purpose of computing such fee, borrowings under any swingline facility shall not be deemed to be amounts drawn under the Revolving Facility.

Original Issue Discount/Upfront Fee:	On the Closing Date, the Term Facility will be issued at a 3% original issue discount and an upfront fee of 3% of the Revolving Facility will be payable to the lenders under the Revolving Facility (such upfront fee may be funded under the Revolving Credit Facility on the Closing Date).

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EXHIBIT B
PROJECT IGLOO
$450,000,000 Senior Secured Credit Facilities
Summary of Additional Conditions Precedent*
     Except as otherwise set forth below, the initial borrowing under each of the Facilities shall be subject to the following additional conditions precedent:
     1. The Acquisition and the other Transactions shall be consummated simultaneously with the closings under the Facilities in accordance with applicable law and on the terms, and subject to the conditions, described in the Term Sheet and in the Acquisition Agreement, in each case without any waiver or modification of such terms and conditions or any consent or determination thereunder by the Borrower unless consented to by the Agent; the Acquisition Agreement (including all exhibits and schedules thereto) and all other related documentation shall be satisfactory to the Agent; the terms of each Consent and Conversion Agreement (including, without limitation, the terms of the amendment to the Existing Indenture proposed to be implemented thereby) shall be satisfactory to the Agent (it being understood that the Consent and Conversion Agreement dated the date hereof, a copy of which has been provided to the Agent, is satisfactory to the Agent); the terms of each Consent and Conversion Agreement and the Supplemental Indenture shall be satisfactory to the Agent (and shall contain such terms, conditions and provisions and, in the case of the Supplemental Indenture, shall delete such covenants, as the Agent may require); and the Agent shall be satisfied with the capitalization, structure and equity ownership of the Borrower after giving effect to the Transactions.
     2. All amounts due or outstanding in respect of any indebtedness of the Borrower and its subsidiaries or the Company and its subsidiaries (other than the loans and other extensions of credit under the Facilities, any Existing Notes that are not redeemed or repurchased on the Closing Date and other limited indebtedness approved by the Agent (collectively, “Permitted Indebtedness”)) shall have been (or substantially simultaneously with the closing under the Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its subsidiaries shall have outstanding no indebtedness or preferred stock other than Permitted Indebtedness.
     3. Holders of not less than 66% in aggregate principal amount of the Existing Notes shall have entered into one or more Consent and Conversion Agreements satisfactory to Agent (it being understood that the Consent and Conversion Agreement dated the date hereof, a copy of which has been provided to the Agent, is satisfactory to the Agent), such Consent and Conversion Agreements shall remain in full force and effect and no default by any such holder shall exist thereunder, and the Supplemental Indenture shall have become effective.
     4. The Agent shall have received (a) U.S. GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the fiscal years ended December 31, 2007 and December 31, 2006 and (b) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for (i) each

*	All capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit C is attached, including Exhibit A thereto.

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subsequent fiscal quarter ended 30 days or more before the Closing Date and (ii) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Agent as described above and ended 30 days or more before the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Agent.
     5. The Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which financial statements shall not be materially inconsistent with the forecasts previously provided to the Agent.
     6. The Agent shall be satisfied that (a) the Borrower’s consolidated pro forma EBITDA for the four-fiscal quarter period most recently ended prior to the Closing Date (with such adjustments in form and substance satisfactory to the Agent, in each case, to give pro forma effect to the Transactions as if they had occurred at the beginning of such four-fiscal quarter period) (such consolidated pro forma EBITDA, “Pro Forma EBITDA”) shall not be less than $136,300,000 and (b) the Borrower’s ratio of Total Debt (to be defined) on the Closing Date to Pro Forma EBITDA shall be no more than 3.25 to 1.0.
     7. The Agent shall have received a certificate from the chief financial officer of the Borrower certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.
     8. All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no litigation or governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
     9. The Agent shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
     10. The Borrower shall have used commercially reasonable efforts to obtain on or before the Closing Date corporate ratings from S&P and Moody’s, after giving effect to the Transactions.
     11. The Certificate of Designation for the Series B Convertible Preferred Stock (the “Series B Preferred”) of the Borrower shall have been amended, in form and substance satisfactory to the Agent, to provide that either (a) the date on which any holder of the Series B Preferred may demand redemption of all or part of such holder’s shares of Series B Preferred shall be no earlier than a date that is six months after the maturity date of the Facilities, as the same may be extended from time to time, or any refinancings, restatements or replacements thereof, or (b) the Borrower shall not be obligated to redeem any such Series B Preferred if and for so long as such redemption is prohibited by the terms of the definitive credit documentation for the Facilities or any refinancings, restatements or replacements thereof, in each case as amended, modified or supplemented from time to time (and in no event shall the Borrower be obligated to pay any amount in respect of the Series B Preferred, including dividends, in cash prior to the date on which the Series B Preferred is permitted to be redeemed as provided above in this paragraph 11). Notwithstanding the foregoing, in each of (a) and (b) of this paragraph 11, the Series

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B Preferred shall be redeemable and Borrower shall not be prohibited from redeeming such shares of Series B Preferred on and after September 6, 2017.

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